UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant  /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /Preliminary Proxy Statement                 / / Confidential, for Use of the
/X/Definitive Proxy Statement                      Commission Only (as permitted
/ /Definitive Additional Materials                 by Rule 14a-6(e)(2))
/ /Soliciting Material Pursuant to ss.240.14a-12

                          COOPERATIVE BANKSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
  /X/    No fee required.
 / /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         O-11.

          (1)  Title of each class of securities to which transaction applies:

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          (2)  Aggregate number of securities to which transaction applies:

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          (3)  Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4)  Proposed maximum aggregate value of transaction:

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          (5)  Total fee paid:

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 / /     Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

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          (2)  Form, Schedule or Registration Statement No.:

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          (3)  Filing Party:

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          (4)  Date Filed:

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









                                 March 29, 2004




Dear Stockholder:

     We invite you to attend the Annual Meeting of Stockholders of Cooperative Bankshares, Inc. (the "Company") to be held at the Hilton Wilmington Riverside, 301 North Water Street, Wilmington, North Carolina, on Friday, April 30, 2004 at 11:00 a.m.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company as well as representatives of Dixon Hughes PLLC, the Company's independent auditors, will be present to respond to any questions the stockholders may have.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares you own.

                                        Sincerely,

                                        Frederick Willetts, III
                                        President and Chief Executive Officer

--------------------------------------------------------------------------------

                          COOPERATIVE BANKSHARES, INC.
                                201 Market Street
                        Wilmington, North Carolina 28401
                                 (910) 343-0181

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 30, 2004
--------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Cooperative Bankshares, Inc. (the "Company") will be held at the Hilton Wilmington Riverside, 301 North Water Street, Wilmington, North Carolina, on Friday, April 30, 2004 at 11:00 a.m.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

          1. The election of three directors of the Company for three-year terms;

          2.   The consideration of a stockholder proposal; and

          3. The transaction of such other matters as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on any of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on March 5, 2004 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                          BY ORDER OF THE BOARD OF DIRECTORS

                          Linda B. Garland
                          Vice President and Secretary

Wilmington, North Carolina
March 29, 2004

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IMPORTANT:  THE PROMPT  RETURN OF PROXIES  WILL SAVE THE  COMPANY THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                          COOPERATIVE BANKSHARES, INC.
                                201 Market Street
                        Wilmington, North Carolina 28401

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 30, 2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cooperative Bankshares, Inc. (the "Company"), the holding company for Cooperative Bank (the "Bank"), to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Hilton Wilmington Riverside, 301 North Water Street, Wilmington, North Carolina, on Friday, April 30, 2004 at 11:00 a.m. The accompanying Notice of Annual Meeting and this Proxy Statement are being first mailed to stockholders on or about March 29, 2004.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

     Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS SET FORTH BELOW AND AGAINST THE STOCKHOLDER PROPOSAL. The Bylaws of the Company provide that in the absence of stockholder direction, a stockholder's proxy shall be voted as determined by a majority of the Board of Directors. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Meeting. If any other business is presented at the Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. Shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to Linda B. Garland, Secretary of the Company, at the address shown above, by filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Meeting, or by attending the Meeting and voting in person.

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                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

     The securities entitled to vote at the Meeting consist of the Company's common stock, par value $1.00 per share (the "Common Stock"). Stockholders of record as of the close of business on March 5, 2004 (the "Record Date") are entitled to one vote for each share of Common Stock then held. As of the Record Date, the Company had 2,860,764 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Meeting.

     Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended. The following table sets forth, as of the Record Date, certain information as to the Common Stock beneficially owned by persons owning in excess of 5% of the Common Stock, by each of the executive officers named in the Summary Compensation Table on page 9 of this Proxy Statement, and by all executive officers and directors of the Company as a group.

Management knows of no person, except as listed below, who owned more than 5% of the Company's outstanding shares of the Common Stock as of the Record Date.

                                                           Amount and               Percent of
                                                            Nature of                Shares of
Name and Address                                            Beneficial             Common Stock
of Beneficial Owner                                       Ownership (1)             Outstanding
---------------------------                               -------------            ------------
Frederick Willetts, III
201 Market Street
Wilmington, North Carolina  28401                          495,457   (2)               17.32%

O.C. Burrell, Jr. 201 Market Street
Wilmington, North Carolina  28401                           47,535   (3)                1.67%

Jeffrey L. Gendell
Tontine Financial Partners, L.P.
Tontine Management, L.L.C.
200 Park Avenue
New York, New York  10166                                  257,000   (4)                8.98%

Cooperative Bank
401(k) Supplemental Retirement Plan
201 Market Street
Wilmington, North Carolina  28401                          208,267   (5)                7.28%

All executive officers and directors
 as a group (11 persons)                                   763,336   (6)               26.68%

---------------
(1) Includes Common Stock held in joint tenancy; Common Stock owned as tenants in common; Common Stock owned or held by a spouse or other member of the individual's household; Common Stock allocated through an employee benefit plan of the Company; Common Stock subject to options exercisable within 60 days; and Common Stock owned by businesses in which the officer or director is an officer or majority stockholder, or as a custodian or trustee, or by spouses as a custodian or trustee, over which shares such officer or director effectively exercises sole or shared voting and/or investment power, unless otherwise indicated.
(2) Includes 17,000 shares which Mr. Willetts has the right to purchase pursuant to the exercise of stock options under the 1998 Stock Option Plan and 208,267 shares held by the Cooperative Bank 401(k) Supplemental Retirement Plan (the "401(k) Plan") over which Mr. Willetts has sole voting power as the named fiduciary for such plan. Also includes shares of Common Stock owned by Mr. Willetts' spouse and children, as well as shares held in various family trusts for which Mr. Willetts serves as a trustee.
(3) Includes 12,019 shares which Mr. Burrell has the right to purchase pursuant to the exercise of stock options under the 1998 Stock Option Plan and 11,306 shares allocated to Mr. Burrell's account under the 401(k) Plan.
(4) Based on Amendment No. 3 to the Schedule 13G filed by Jeffrey L. Gendell, Tontine Financial Partners, L.P. and Tontine Management, L.L.C., as a group, on February 4, 2003.
(5)  See note 2 above.
(6) Includes 91,443 shares which officers and directors as a group have the right to purchase pursuant to the exercise of stock options under the 1998 Stock Option Plan.

--------------------------------------------------------------------------------
                       PROPOSAL I -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Company's Board of Directors is currently composed of eight members. Pursuant to the Company's Articles of Incorporation, the Board of Directors is divided into three classes which shall be as nearly equal in number as possible. The terms of only one class of directors expires at each annual meeting. The Company's Articles of Incorporation generally provide that directors are to be elected for terms of three years and until their successors are elected and qualified.

     Three directors will be elected at the Meeting to serve for a three-year period, and until their respective successors have been elected and qualified. The Board of Directors has nominated to serve as directors James D. Hundley, O. Richard Wright, Jr. and Russell M. Carter for three-year terms. It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     Under the Company's Bylaws, directors shall be elected by a majority of those votes cast by stockholders at the Meeting. Votes which are not cast at the Meeting, either because of abstentions or broker non-votes, are not considered in determining the number of votes which have been cast for or against the election of a nominee.

     The following table sets forth the names of the Board of Directors' nominees for election as directors and of those directors who will continue to serve as such after the Meeting. Also set forth is certain other information with respect to each director's age, the year he first became a director of the Bank, the expiration of his term as a director, and the number and percentage of shares of the Common Stock he beneficially owns at the Record Date. With the exception of Mr. Rippy, who was appointed in 1997, and Mr. Carter who was appointed in 2001, all of the individuals were initially appointed as directors of the Company in connection with the Company's incorporation in April 1994.

                                                                                      Shares of
                                                Year First                          Common Stock
                               Age at           Elected as           Current        Beneficially
                            December 31,        Director of           Term            Owned at          Percent
       Name                     2003         Cooperative Bank       to Expire   the Record Date  (1)   of Class
       ----                   --------       ----------------       ---------   --------------------   --------
                                                BOARD NOMINEES FOR TERM TO EXPIRE IN 2007

James D. Hundley                 62                 1990              2004              32,771  (2)     1.15%
O. Richard Wright, Jr.           59                 1992              2004              46,333  (2)     1.62%
Russell M. Carter                54                 2001              2004              13,157           .46%

                                                        DIRECTORS CONTINUING IN OFFICE

Paul G. Burton                   67                 1992              2005              22,907  (2)      .80%
H. Thompson King, III            61                 1990              2005              22,898  (2)      .80%
R. Allen Rippy                   52                 1997              2005              20,724  (2)      .72%
Frederick Willetts, III          54                 1976              2006             495,457  (3)    17.32%
F. Peter Fensel, Jr.             54                 1990              2006              24,471  (2)      .86%

---------------
(1) Includes Common Stock held in joint tenancy; Common Stock owned as tenants in common; Common Stock owned or held by a spouse or other member of the individual's household; Common Stock allocated through an employee benefit plan of the Company; Common Stock subject to options exercisable within 60 days; and Common Stock owned by businesses in which the director is an officer or majority stockholder, or as a custodian or trustee, or by spouses as a custodian or trustee, over which shares the director effectively exercises sole or shared voting and/or investment power, unless otherwise indicated.

(2)  Includes 10,000,  10,000,  10,000,  8,500,  15,424, and 10,000 shares which
     Messrs. Hundley, Wright, Burton, King, Rippy and Fensel, respectively, have the right to purchase pursuant to the exercise of stock options under the 1998 Stock Option Plan.

(3) Includes 17,000 shares which Mr. Willetts has the right to purchase pursuant to the exercise of stock options under the 1998 Stock Option Plan and 21,205 shares allocated to Mr. Willetts' account under the 401(k) Plan. Also includes shares of Common Stock owned by Mr. Willetts' spouse and children, as well as shares held in various family trusts for which Mr. Willetts serves as a trustee.

     The principal occupation of each director of the Company for the last five years is set forth below.

     JAMES D. HUNDLEY, M.D. is the President of the Wilmington Orthopaedic Group; past president of the North Carolina Orthopaedic Association, the UNC Medical Alumni Association, the New Hanover-Pender Medical Society, the Cape Fear Academy Board of Trustees, and the Wilmington Rotary Club; past Chief of Staff of the New Hanover Regional Medical Center; past chairman of the New Hanover Public Library Advisory Board; and was Athletic Team Physician for the University of North Carolina at Wilmington for over twenty years. He is the director of the Rotary/Orthopaedic Crippled Children's Clinic, a member of the National Board for Certification of Orthopaedic Physician Assistants, a member of the N.C. Osteoporosis Prevention Task Force, a Clinical Assistant Professor in the Department of Orthopaedics at UNC Hospitals in Chapel Hill and an adjunct professor at UNC-Wilmington, and a member of the Board of Directors of Wilmington Industrial Development, Inc. In 2003 he co-founded Orthopaediclist.com, a website dedicated to orthopaedic surgery. He received a Distinguished Service Award from the UNC Medical Alumni Association in May of 2000. Dr. Hundley has been listed in each cycle of the BEST DOCTORS IN AMERICA, SOUTHEAST REGION 1996-2002.

     O. RICHARD WRIGHT, JR. is the senior partner in the law firm of McGougan, Wright, Worley, Harper and Bullard, established in Tabor City, North Carolina in 1932, and has been associated with the firm since 1971. Mr. Wright is the owner of Flat Bay Farms and is co-owner of residential and commercial rental property firms known as WSIC and FBIC. Mr. Wright served in the North Carolina House of Representatives for seven terms during the years 1974 to 1988. He serves on the Board of Directors of a number of civic and community organizations including the Tabor City Committee of 100, the Southeastern Community College Foundation, the Lewis A. Sikes Foundation, the Olive Battle Wright Scholarship Foundation, the Columbus County Committee of 100, and the Cape Fear Council Boy Scouts of America. Mr. Wright has served as President of the Law Alumni Association of the University of North Carolina at Chapel Hill, as President of the Tabor City Civitan Club, as President of the Southeastern Genealogical Society and as President of the Southeastern Community College Foundation. In January 2000 he was named Outstanding Citizen of the Year by the Greater Tabor City Chamber of Commerce. In March 2001, he was granted the Silver Beaver Award by the Cape Fear Council, Boy Scouts of America.

     RUSSELL M. CARTER is President of Atlantic Corporation, a converter and distributor of industrial paper and packaging materials, with facilities in Tabor City, Wilmington, Raleigh, Greensboro, Charlotte, Hickory and Greenville, South Carolina. He has managed Atlantic for the past 25 years as the company has grown from 30 employees to 400. Mr. Carter has served on numerous civic and community boards including United Carolina Bank Holding Company and BB&T North Carolina Board. He served as President of Cape Fear Academy and the Boy Scouts Executive Committee. He currently serves on the Board of the Wilmington Industrial Development Committee (Committee of 100), is on the Board of Trustees for University of North Carolina-Chapel Hill, and the Journalism School Board of Visitors and is an Elder in First Presbyterian Church of Wilmington.

     PAUL G. BURTON is President of Burton Steel Company of Wilmington, North Carolina. He is a native of Wilmington and a graduate of North Carolina State University. Mr. Burton is active in the National Society of Professional Engineers. He is a past President of the North Carolina Azalea Festival. He has served on the Governor's Board for Travel and Tourism, the Mayor's Task Force on Economic Development, the North Carolina Ports Railway Commission, the Wilmington Industrial Development Commission and currently serves on the Airport Authority Board.

     H. THOMPSON KING, III was named President of Hanover Iron Works, Inc. in 1982. He joined the firm in 1973, representing a fourth generation succession of the founders of the company. He holds an undergraduate degree in Economics from North Carolina State University and a Masters Business Administration degree from the University of North Carolina at Chapel Hill. Hanover Iron Works, Inc. specializes in metal fabrication and roofing. Mr. King is a native of Wilmington, North Carolina. He has served as President of Carolina Roofing and Sheet Metal Contractors Association, the New Hanover County Airport Authority and was Vice President of the Wilmington Chamber of Commerce. He currently serves as a trustee on the Self Insurers Fund of the Carolina Roofing and Sheet Metal Contractors Association.

     R. ALLEN RIPPY is Vice President of Rippy Cadillac Oldsmobile, Inc., managing partner of Autopark Associates, co-dealer for Cadillac of Wilmington, retailer for Wilmington Mitsubishi and Saturn of Wilmington. He is currently serving on the University North Carolina-Wilmington Board of Trustees. He is a past member of the YMCA Board of Directors, North Carolina Automobile Dealer Association Board of Directors and a Deacon at First Presbyterian Church.

     FREDERICK WILLETTS, III has been employed by the Bank since 1972 and has served as the Chief Executive Officer and President since June 1, 1991. He was named to the additional position of Chairman of the Board during 1998. Mr. Willetts is past Chairman of the North Carolina Bankers Association and served on the Board of Directors of America's Community Bankers. He has served on the Thrift Institutions Advisory Council to the Federal Reserve Board, as President of the Southeastern Conference of the U.S. Savings and Loan League, the Greater Wilmington Chamber of Commerce, the Foundation of the Episcopal Diocese of East Carolina, Vice Chairman of the Foundation of the University of North Carolina at Wilmington and as President of Wilmington Industrial Development (Committee of
100). Mr. Willetts was the recipient of the New Hanover Distinguished Service Award in 1987, the "Five Outstanding Young North Carolinians" Award in 1988, the Glen Troop Award for outstanding public service to the thrift industry in 1990 and the Wilmington Good Citizenship Award in 1994. He currently serves on the North Carolina Banking Commission.

     F. PETER FENSEL, JR. is President of F. P. Fensel Supply Company in Wilmington, North Carolina. He has served as President of the North Carolina Azalea Festival, the Cape Fear Sertoma Club, Wilmington Industrial Development and the Brigade Boys Club. He was Vice President of the Greater Wilmington Chamber of Commerce and has served as a board member of Plantation Village, Cape Fear Area United Way, First Citizens Bank (Wilmington) Local Advisory Board, Historic Wilmington Foundation, and Foundation of the University of North Carolina at Wilmington. He currently serves as a board member of the Louise Wells Cameron Art Museum and the Bellamy Mansion. He also serves on the National Advisory Council for Bando America Corporation.

     The Board of Directors has determined that each of the following directors meet the definition of "independent" set forth in Rule 4200(a)(15) of the National Associations of Securities Dealers' Manual (the "NASD Manual"): F. Peter Fensel, Jr., James D. Hundley, O. Richard Wright, Jr., Russell M. Carter, Paul G. Burton, H. Thompson King, III and R. Allen Rippy. Since the Common Stock of the Company is quoted on the The Nasdaq Stock Market, Inc. the Company is required to have a majority of its Board of Directors composed of independent directors. The Company is in compliance with this listing standard. The only director who does not meet the NASD definition of "independent" is Frederick Willetts, III, who is the Chief Executive Officer and President of the Company and the Bank.

--------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     The Board of Directors of the Company conducts business through meetings of the Board and of its committees. During the fiscal year ended December 31, 2003, the Board of Directors held 12 regular meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and committee meetings on which such Board member served during this period.

     The Company's Audit Committee consists of Directors Burton, King and Fensel. All members of the Audit Committee are deemed to be independent within the meaning of Rule 4200(a)(15) of the NASD Manual and Section 10A(m)(3) and Rule 10A-3 of the Securities and Exchange Act of 1934, as amended. The Board of Directors has also determined that Directors King, Fensel and Burton qualify as Audit Committee members with financial sophistication as defined in Rule 4350(d)(2)(A) of the NASD Manual. The Board has also determined that none of the members of its Audit Committee has all of the attributes to meet the definition of an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K. Therefore, the Company does not have an "audit committee financial expert" serving on its audit committee. The Board of Directors has determined that by satisfying the requirements of the listing standards of the NASD Manual with three members of the Audit Committee that have the requisite "financial sophistication" qualifications, the Company's Audit Committee has the financial expertise necessary to fulfill the duties and the obligations of the Audit Committee.

     The Audit Committee met five times during the fiscal year ended December 31, 2003, to examine and approve the audit report prepared by the independent auditors of the Company, to review and recommend the independent auditors to be engaged by the Company and to review internal accounting controls. The amended Audit Committee Charter is available to security holders on the Company's website at www.coop-bank.com and is attached hereto as Annex A.

     The Personnel Committee, composed of Directors Hundley, Wright and Rippy, each of whom are "independent" as defined by Rule 4200(a)(15) of the NASD Manual, meets for the purpose of reviewing compensation of all employees and officers and met four times during the fiscal year ended December 31, 2003.

     The Nominating Committee is comprised of all of the directors of the Company who are "independent" as defined by Rule 4200(a)(15) of the NASD Manual and who are not nominees. The Nominating Committee selects nominees for election as directors. For this year's annual meeting the directors who are serving on the Nominating Committee are: Paul G. Burton, H. Thompson King, III, R. Allen Rippy and F. Peter Fensel, Jr. The Board of Directors has adopted a charter for its Nominating Committee, which will apply to director nominations commencing in 2005. The nominating charter is available to security holders on the Company's website, which is www.coop-bank.com.

     In its deliberations, the Nominating Committee considers a candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of the Company's market area. Any nominee for director made by the Nominating Committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies in the Board, the Nominating Committee solicits its then current directors for the names of potential qualified candidates. The Nominating Committee may also ask its directors to pursue their own business contacts for the names of potentially qualified candidates. The Nominating Committee would then consider the potential pool of director candidates, select the top candidate based on the candidates' qualifications and the Nominating Committee's needs, and conduct a thorough investigation of the proposed candidate's background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. In the event a stockholder has submitted a proposed nominee, in accordance with the procedures in the Company's Bylaws, the Nominating Committee would consider the proposed nominee, along with any other proposed nominees recommended by individual directors, in the same manner in which the Nominating Committee would evaluate nominees for director recommended by the Board of Directors.

     The Nominating Committee will consider director candidates recommended by security holders in accordance with Section 14 of the Company's Bylaws. Section 14 of the Company's Bylaws provides that, except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the Nominating Committee shall deliver written nominations to the Secretary of the Company at least twenty days prior to the date of the annual meeting. Provided that the Nominating Committee makes its nominations, no nominations for directors except those made by the Nominating Committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the Secretary of the Company at least twenty days prior to the date of the annual meeting. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (1) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (2) the principal occupation or employment of each such nominee; (3) the number of shares of stock of the Company which are beneficially owned by each such nominee; (4) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected; and (5) as to the stockholder giving such notice, (a) his or her name and address as they appear on the Company's books, and (b) the number of shares of the Company which are beneficially owned by such stockholder. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Company. Ballots bearing the names of all the persons nominated by the Nominating Committee and by stockholders shall be provided for use at the annual meeting. If the Nominating Committee shall fail or refuse to act at least twenty days prior to the annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote and shall be voted upon.

BOARD POLICIES REGARDING COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND ATTENDANCE AT ANNUAL MEETINGS

     The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to the Secretary, Cooperative Bankshares, Inc., 201 Market Street, P.O. Box 600, Wilmington, North Carolina 28402. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is addressed.

     The Company does have a policy regarding Board member attendance at annual meetings of stockholders; board members are required to attend the annual meeting. All of the Company's directors attended the Company's 2003 annual meeting of stockholders.

--------------------------------------------------------------------------------
                             DIRECTORS' COMPENSATION
--------------------------------------------------------------------------------

     Members of the Board of Directors and committees of the Board of Directors receive $1,100 per month for Cooperative Bank and $500 per month for Cooperative Bankshares. No additional fees are paid for committee membership or meetings. The Chairman of the Board receives an additional fee of $1,000 per month. New directors are eligible to receive stock options to purchase 10,000 shares under the 1998 Stock Option and Incentive Plan. During the year ended December 31, 2003, no options were granted to any non-employee director.

     DIRECTOR RETIREMENT AGREEMENTS. In order to provide retirement benefits for non-employee directors, the Bank entered into Director Retirement Agreements with each of the non-employee directors of the Bank. Each Director Retirement Agreement provides for a benefit of $19,200 annually for a period of ten years from retirement on or after reaching the normal retirement age of 72. The Director Retirement Agreements provide for a reduced lump sum payment in the event of termination, including a change of control, with the amount varying depending on the reason for the termination. No benefit is payable in the event of termination for cause. In the event of the director's death, a lump sum payment shall be paid to the director's designated beneficiaries.

     In order to fund the benefits payable under the Director Retirement Agreements, the Bank has purchased life insurance policies on each director. The policies are designed to offset the program's costs during the lifetime of the participant and to provide complete recovery of all the program's costs at their death.

     DIRECTOR DEFERRED FEE AGREEMENTS. Each of the Company and Bank entered into Director Deferred Fee Agreements with each of the directors (other than Director Willetts). Pursuant to the terms of the Deferred Fee Agreements, each director may elect to defer up to 100% of the fees he would otherwise be entitled to receive for serving as director. The directors are entitled to change the election amount annually. Interest on the amount deferred is credited at a rate of 10%. Commencing one month after retirement at or after age 72, the director will be entitled to receive the balance in his deferral account in 120 monthly installments. In the event of termination of service prior to reaching age 72 for reasons other than death or a change of control, the director will be entitled to receive the balance in his deferral account in a lump sum payment.
In the event of a change in control, pursuant to the terms of the Director Deferred Fee Agreements with the Bank, a director will be entitled to receive a lump sum payment in the amount of the greater of such director's deferral account or $169,748. The Deferred Fee Agreements between the directors and the Company provide for a lump sum payment upon a change of control in the amount of the greater of the director's deferral account and $77,158. In the event of the death of a director, whether before or after termination of service but before payments have commenced, the director's beneficiary will be entitled to receive in a lump sum the director's deferral account balance. In the event of the death of the director after payments have commenced, such beneficiary will be entitled to receive the remaining payments due to him at the same time and in the same amounts as the director was receiving at the time of death.

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

BOARD PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     GENERAL: The Personnel Committee of the Board of Directors (the "Committee") is composed entirely of outside directors. With assistance from an outside consulting firm, the Committee administers the executive compensation policies. The Committee is responsible for developing and making recommendations to the Board concerning compensation paid to the Chief Executive Officer and the oversight of the Company's executive compensation program, including employee benefit plans.

     The Committee makes its recommendations to the Board on the basis of its annual review and evaluation of the Company's corporate performance and the compensation of its executive officers compared to other companies similar in size and market capitalization.

     EXECUTIVE COMPENSATION PROGRAM: The executive compensation program, which was developed with the objective of attracting and retaining highly qualified and motivated executives, and recognizing and rewarding outstanding performance, has the following components: (i) base salaries, (ii) stock options, (iii) bonuses, (iv) fringe benefits. Since the year 2002, the Company has used an independent third party to review compensation of the executive officers.

     Base salaries are determined through a combination of peer compensation and individual and corporate performance. Results of the America's Community Bankers, the North Carolina Banking Survey, and SNL Securities Executive
Compensation Review are compared to salaries of the Company's executive officers. Peer groups are compared to the Company by asset range and geographic region. By comparison, salaries for the Bank's executive officers were in the low to average range for comparable peer groups.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER: The base salary of the Chief Executive Officer is established by the terms of the employment agreement entered into between Mr. Frederick Willetts, III and Cooperative Bank in 1991 (Please see "Employment and Severance Agreements"). His base salary is determined through the Committee's review and evaluation of the compensation of chief executives of other companies similar in size and market capitalization to Cooperative Bank. The geographic regions used for the surveys were North Carolina financial institutions and the South Atlantic states financial institutions. The survey asset range used by the America's Community Bankers was $500 million to $1 billion and the asset range used by the North Carolina Banking Survey was $400 million and above. The asset range for the SNL Securities Executive Compensation Review was $500 million to $1 billion with fifty-two institutions reporting. The number of institutions reporting data for the America's Community Bankers survey in the $500 million to $1 billion asset group was seventy-three; the number reporting for the Southeast region was forty-nine. The number of institutions reporting for North Carolina Banking by assets in excess of $400 million was nine.

     INCENTIVE COMPENSATION OF EXECUTIVE OFFICERS: In the year 2002, a new plan to meaningfully relate compensation to performance was instituted. It is designed to stimulate and reward executives with bonuses based on surpassing a set threshold of net earnings, maintaining a specific level of asset quality, and the accomplishment of specific components of the Strategic Plan. The compensation plan is updated annually. For example, for the year 2003, earnings per share were considered. Distribution of bonuses is deferred until the Audit Committee has received and approved the year-end audit but before March 15 of the subsequent year.

                                PERSONNEL COMMITTEE OF THE BOARD OF DIRECTORS

                                R. Allen Rippy
                                James D. Hundley
                                O. Richard Wright, Jr.

PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company and the Bank had no "interlocking" relationships that existed during the year ended December 31, 2003 in which (i) any executive officer of the Company or the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity (other than the Bank and the Company), one of whose executive officers served on the Personnel Committee of the Company or the Bank, (ii) any executive officer of the Company or the Bank served as a director of another entity, one of whose executive officers served on the Personnel Committee of the Company or the Bank, or (iii) any executive officer of the Company or the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity (other than the Company and the Bank), one of whose executive officers served as a member of the Company or the Bank's Board of Directors.

     Summary Compensation Table. The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and the other executive officers whose salary and bonus exceeded $100,000 (each, a "Named Executive Officer"). Except as set forth below, no other executive officer received salary and bonuses in excess of $100,000 during the year ended December 31, 2003.


                                                                             Long-Term Compensation
                                                                                     Awards
                                                                             ----------------------
                                              Annual Compensation
     Name and Principal                     ------------------------               Securities               All Other
         Position               Year        Salary             Bonus            Underlying Options         Compensation
-------------------------     -------      --------          ---------         --------------------       --------------
Frederick Willetts, III         2003      $ 230,000         $  107,500                     --              $ 59,140 (1)
  Chairman, President and       2002        215,000              --                        --                 84,039
  Chief Executive Officer       2001        200,000             40,000                  8,000                 46,202

O.C. Burrell, Jr.               2003      $ 152,000         $   49,000                     --              $ 49,816 (1)
  Chief Operating Officer       2002        140,000                 --                  3,000                 38,146
                                2001        130,000             10,000                     --                 12,031

Todd L. Sammons, CPA            2003      $ 100,000         $   31,000                     --                     --
  Senior Vice President and     2002         88,000                 --                  5,000                     --
  Chief Financial Officer       2001         70,000                 --                     --                     --

Dickson B. Bridger              2003      $ 100,000            $31,000                     --                     --
  Senior Vice President -       2002         88,000                 --                  5,000                     --
  Mortgage Lending              2001         78,000                 --                     --                     --

-----------------
(1) For Mr. Willetts, "All Other Compensation" consists of directors' fees ($31,200) and expense associated with an indexed retirement agreement ($27,940). For Mr. Burrell, "All Other Compensation" consists solely of expense associated with an indexed retirement agreement.

The Company did not award any stock options during the year ended December 31, 2003.

     AGGREGATED OPTION EXERCISES AND OPTION YEAR-END VALUE TABLE. The following table sets forth information regarding option exercises during 2003 and the number and value of options held by each of the Named Executive Officers at the end of 2003.

                                                                 Number of                 Value of Unexercised
                              Shares                        Unexercised Options            In-the-Money Options
                            Acquired on       Value         at Fiscal Year-End              at Fiscal Year-End
Name                         Exercise       Realized   (All Immediately Exercisable)(All Immediately Exercisable) (1)
----                         --------       --------   ----------------------------  --------------------------------
Frederick Willetts, III         --             --                 17,000                         $245,080
O.C. Burrell, Jr.               --             --                 22,019                         $321,633
Todd L. Sammons, CPA            --             --                  5,500                         $ 86,160
Dickson B. Bridger              --             --                  6,000                         $ 93,470

-----------------
(1) Based on the difference between (i) the reported closing sale price per share on the Nasdaq National Market at December 31, 2003 of $25.62 per share and (ii) the option exercise price per share.

     PENSION PLAN. The following table indicates the annual retirement benefit that would be payable under the plan upon retirement at age 65 to a participant electing to receive his retirement benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service.

                                                            Benefit Years of Service
                        ------------------------------------------------------------------------------------------
      Average
       Salary                   5          10         15         20          25         30          35         40
------------------------------------------------------------------------------------------------------------------
      $10,000              $  600     $ 1,300     $1,900    $ 2,500     $ 3,100    $ 3,800     $ 4,400    $ 5,300
------------------------------------------------------------------------------------------------------------------
       30,000               1,900       3,800      5,600      7,500       9,400     11,300      13,100     15,800
------------------------------------------------------------------------------------------------------------------
       60,000               4,200       8,300     12,500     16,600      20,800     24,900      29,100     34,300
------------------------------------------------------------------------------------------------------------------
       90,000               6,800      13,600     20,300     27,100      33,900     40,700      47,400     55,300
------------------------------------------------------------------------------------------------------------------
      120,000               9,400      18,800     28,200     37,600      47,000     56,400      65,800     76,300
------------------------------------------------------------------------------------------------------------------
      150,000              12,000      24,100     36,100     48,100      60,100     72,200      84,200     97,300
------------------------------------------------------------------------------------------------------------------
      160,000              12,900      25,800     38,700     51,600      64,500     77,400      90,300    104,300
------------------------------------------------------------------------------------------------------------------
      170,000              13,800      27,600     41,300     55,100      68,900     82,700      96,400    111,300
------------------------------------------------------------------------------------------------------------------
      200,000              16,400      32,800     49,200     65,600      82,000     98,400     114,800    132,300
------------------------------------------------------------------------------------------------------------------
      230,000              19,000      38,100     57,100     76,100      95,100    114,200     133,200    153,300
------------------------------------------------------------------------------------------------------------------

     As of December 31, 2003, Messrs. Willetts, Burrell, Sammons and Bridger had 31,10, 17 and 19 years of service, respectively, under the Pension Plan.

     EMPLOYMENT AND SEVERANCE AGREEMENTS. Cooperative Bank maintains an employment agreement with Frederick Willetts, III, Chairman, President and Chief Executive Officer. The employment agreement has a term of five years, and provides for a current annual base salary of $230,000. The employment agreement provides for a salary review by the Board of Directors not less often than annually with increases to be made in the Board's sole discretion, and also provides for inclusion in any customary fringe benefits and vacation and sick leave. The employment agreement is terminable upon death, and is terminable by Cooperative Bank for "just cause" as defined in the employment agreement. If Cooperative Bank terminates Mr. Willetts' employment without just cause, he will be entitled to a continuation of his salary and other benefits from the date of termination through the remaining term of the agreement. Mr. Willetts is able to terminate his employment agreement by providing written notice to the Board of Directors.

     Mr. Willetts' employment agreement contains a provision stating that in the event of the voluntary or involuntary termination of employment, absent "just cause", in connection with, or within one year after, any change in control of the Company or Cooperative Bank, Mr. Willetts will be paid a sum equal to 2.99 times the average annual compensation he received during the five taxable years immediately prior to the date of change in control. "Control" generally refers to the ownership, holding or power to vote more than 25% of the Company's or the Bank's voting stock, the control of the election of a majority of directors or the exercise of a controlling influence over the management or policies of the Company or the Bank by any person or group.

     The Bank also maintains severance agreements with each of O.C. Burrell, Jr., Executive Vice President, and Chief Operating Officer, Todd L. Sammons, Senior Vice President and Chief Financial Officer and Dickson B. Bridger, Senior Vice President/Mortgage Lending. The agreement for Mr. Burrell provides that in the event of his involuntary termination of employment with the Bank, in connection with, or within one year after, any change in control of the Bank, he shall be paid an amount equal to 2.99 times the total cash compensation paid to him during the twelve month period preceding such termination, not to exceed
2.99 times his "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code. The agreements for Mr. Sammons and Mr. Bridger provide that in the event of involuntary termination of employment with the Bank, in connection with, or within one year after, any change in control of the Bank, the employee shall be paid an amount equal to the total cash compensation paid to him during the 12 month period preceding such termination, not to exceed 2.99 times his "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code. "Control" is defined in the same way as under Mr. Willetts' employment agreement. Each of Mr. Burrell, Mr. Sammons and Mr. Bridger may also be entitled to receive the foregoing termination payment in the event of his voluntary termination of his employment in connection with a change of control under the following circumstances: (1) if he would be required to relocate outside the metropolitan area of Wilmington, North Carolina, (2) if in the organizational structure of the Bank he would be required to report to persons other than the President, (3) if the Bank fails to maintain employee benefit plans at pre-change in control levels, (4) if he would be assigned duties and responsibilities other than those normally associated with his position with the Bank, and (5) if his responsibilities or authority have been diminished.

     The aggregate payments to Messrs. Willetts, Burrell, Sammons and Bridger assuming the termination of employment or other triggering events under the foregoing circumstances at December 31, 2003, would be approximately $742,473, $617,491, $134,399 and $137,617, respectively.

     The provisions of these agreements may have the effect of discouraging a future takeover attempt in which stockholders of the Company otherwise might receive a premium for their shares over then-current market prices.

     EXECUTIVE INDEXED RETIREMENT AGREEMENTS. Cooperative Bank entered into Executive Indexed Retirement Agreements with each of Messrs. Willetts and Burrell. The purpose of these agreements is to help retain qualified management for certain key positions by offering a benefit that rewards key officers of the Company and Cooperative Bank for their years of service. The agreements with the executives establish pre-retirement accounts for the benefit of each of them which are increased or decreased each year by an amount equal to the difference between the after-tax earnings on specified adjustable life insurance contracts less that year's premium expense and less the Bank's cost of funds expense on premiums paid to date (the "Index Retirement Benefit"). If the executives remain in the employment of the Bank until age 65, they will be entitled to receive the balance in their pre-retirement account as of the Plan Year ending immediately preceding the attainment of age 65 in 288 equal monthly installments (the "Primary Normal Retirement Benefit"). In addition, within 60 days following the end of the Plan Year following the executive's termination of employment and continuing until his death, the Bank shall pay a "Secondary Normal Retirement Benefit" in an amount based upon the return on the increase in the cash surrender value of certain insurance policies used to fund these agreements. In the event of disability, the executives will become 100% vested in their accounts and entitled to immediately begin receiving their retirement benefits. In the event of the executive's death, the remaining unpaid balance of their account shall be paid in a lump sum to their designated beneficiaries. If the executives voluntarily resign before reaching age 65, they will not be entitled to receive any payment. If the executives are involuntarily terminated prior to age 65 (other than for cause, due to disability or as a result of a Change in Control) they will be entitled to receive in a lump sum the value of their retirement accounts as of the end of the last plan year. In the event the executives are terminated within 12 months following a change in control, they will be entitled to receive their benefits at age 65 as if they had been continuously employed until age 65. For purposes of the agreements, a change in control will occur if any corporation, person or group acquires more than 25% of the voting stock of the Company or the Bank. At December 31, 2003, the balances in the pre-retirement accounts of Messrs. Willetts and Burrell were $101,054 and $97,646, respectively.

     In order to fund the benefits payable under the Executive Indexed Retirement Agreements, the Bank has purchased life insurance policies on Messrs. Willetts and Burrell. The policies are designed to offset the program's costs during the lifetime of the participant and to provide complete recovery of all the program's costs at their death. The

Bank is the sole owner of these policies and has exclusive rights to the cash surrender value. The Company has entered into split dollar agreements with the executives similar to those entered into with directors.

--------------------------------------------------------------------------------
                       COMPARATIVE STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

     The graph and table which follow show the cumulative total return on the Common Stock of the Company for the five years ended December 31, 2003, compared with the cumulative total return of the NASDAQ Stock Market Index for U.S. Companies and the NASDAQ Bank Stocks Index over the same period. Cumulative total return on the stock or the index equals the total increase in value since January 1, 1998 assuming reinvestment of all dividends paid into the stock or the index, respectively.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL SHAREHOLDER
                  RETURN* FOR THE COMPANY AND SELECTED INDICES

     [Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock as compared to $100 invested in all companies whose equity securities are traded on the NASDAQ Stock Market and savings institutions and savings institution holding companies traded on the NASDAQ Stock Market. Line graph plots the cumulative total return from December 31, 1998 to December 31, 2003. Plot points are provided below.]

                                                                   Cumulative Total Return
                                          ---------------------------------------------------------------------------
                                                  12/98       12/99        12/00     12/01        12/02        12/03
COOPERATIVE BANKSHARES, INC.                     100.00       92.63        84.35     94.48       141.45       229.42
NASDAQ STOCK MARKET (U.S.)                       100.00      186.20       126.78     96.96        68.65       108.18
NASDAQ BANK                                      100.00      216.79       113.10     88.84        61.04        80.89

--------------------------------------------------------------------------------
                             AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------

     The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company with management and Dixon Hughes PLLC, the Company's independent auditors. In addition, the Audit Committee has discussed the matters required to be discussed under Statement on Auditing Standards No. 61 ("SAS 61"). In addition, the Audit Committee has received from Dixon Hughes PLLC the written disclosures and the letter required to be delivered by Dixon Hughes PLLC under Independence Standards Board Standard No. 1 ("ISB Standard No. 1") addressing all relationships between the auditors and the Company that might bear on the auditors' independence. The Audit Committee has reviewed the materials received from Dixon Hughes PLLC and has met with representatives of Dixon Hughes PLLC to discuss the independence of the auditing firm.

     Based on the Audit Committee's review of the consolidated financial statements, its discussion with Dixon Hughes PLLC regarding SAS 61, and the written materials provided by Dixon Hughes PLLC under ISB Standard No. 1 and the related discussion with Dixon Hughes PLLC of their independence, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

                                                     THE AUDIT COMMITTEE

                                                     Paul G. Burton
                                                     F. Peter Fensel, Jr.
                                                     H. Thompson King, III

--------------------------------------------------------------------------------
                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

     Dixon Hughes PLLC served as the Company's independent certified public accountants for the fiscal year ended December 31, 2003. A representative of Dixon Hughes PLLC is expected to be present at the Meeting to respond to appropriate questions and to make a statement, if so desired.

     On March 31, 2003, the Company dismissed KPMG LLP as its principal accountants and engaged Dixon Hughes PLLC as its new principal accountants for the 2003 fiscal year. The decision to change accountants was approved by the Audit Committee of the Board of Directors.

     In connection with the audits of the two fiscal years ended December 31, 2001 and 2002 and through March 31, 2003, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with its reports. The audit reports of KPMG LLP on the financial statements of the Company as of and for the years ended December 31, 2001 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended December 31, 2001 and 2002 and through March 31, 2003, there were no reportable events as such terms is defined in Item 304(a)(1)(iv) of Regulation S-K.

     The Company requested that KPMG LLP furnish it with a letter addressed to the United States Securities and Exchange Commission stating whether or not it agrees with the above statements, and such a letter from KPMG LLP was filed as an amendment to the Form 8-K filed by the Company.

     Before deciding to appoint Dixon Hughes PLLC as its new principal accountant, the Company did not consult with Dixon Hughes PLLC regarding any matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

--------------------------------------------------------------------------------
           AUDIT AND OTHER FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANT
--------------------------------------------------------------------------------

AUDIT FEES

     During the fiscal year ended December 31, 2003, the aggregate fees for professional services rendered by Dixon Hughes PLLC for the audit of the Company's annual consolidated financial statements, the reviews of the condensed consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q filed during the fiscal year ended December 31, 2003 and for other required regulatory filings were $73,000.

     During the fiscal year ended December 31, 2002, the aggregate fees for professional services rendered by KPMG LLP for the audit of the Company's annual consolidated financial statements and the reviews of the condensed consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q filed during the fiscal year ended December 31, 2002 were $64,700.

AUDIT-RELATED FEES

     During the fiscal year ended December 31, 2003, the aggregate fees for assurance and related services by Dixon Hughes PLLC that were reasonably related to the performance of the audit and review of the Company's financial statements (other than audit fees) included an audit of the 401(k) Plan and certain mortgage servicing reports and were $15,500.

     During the fiscal year ended December 31, 2002, the aggregate fees for assurance and related services by KPMG LLP that were reasonably related to the performance of the audit and review of the Company's financial statements (other than audit fees) were $9,000.

TAX FEES

     During the fiscal year ended December 31, 2003, the aggregate fees by Dixon Hughes PLLC for professional services rendered by Dixon Hughes PLLC to the Company for tax compliance, tax advice and tax planning were $9,000.

     During the fiscal year ended December 31, 2002, the aggregate fees by KPMG LLP for professional services rendered by KPMG LLP to the Company for tax compliance, tax advice and tax planning were $160,147.

ALL OTHER FEES

     For the fiscal year ended December 31, 2003, no aggregate fees were paid for all other services rendered (other than audit fees, audit-related fees and tax fees) by Dixon Hughes PLLC during 2003.

     For the fiscal year ended December 31, 2002, the aggregate fees paid for all other services (other than audit fees, audit-related fees and tax fees) by KPMG LLP during 2002, were $56,250. These other services consisted primarily of assistance with strategic planning and tax services.

     The Audit Committee's charter states that the Audit Committee shall pre-approve all audit fees and terms and all non-audit services provided by the independent auditor, and shall consider whether these services are compatible with the auditor's independence. During the fiscal year ended December 31, 2003 the Audit Committee approved 100% of each of "audit-related", "tax" and "other fees".

--------------------------------------------------------------------------------
                          TRANSACTIONS WITH MANAGEMENT
--------------------------------------------------------------------------------

         In the normal course of its business the Company makes loans to its directors and executive officers. Any such extension of credit must be made on substantially the same terms as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions with non-affiliated parties. Cooperative Bank will extend credit to executive officers with favorable features, such as reduced interest rates and reduced or waived fees, if the loan program is widely available to all other employees and does not give preference to executive officers over other employees.

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Pursuant to regulations promulgated under the 1934 Act, the Company's officers, directors and persons who own more than ten percent of the outstanding Common Stock (collectively, the "Reporting Persons") are required to file reports detailing their ownership and changes of ownership in such Common Stock, and to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports received during or with respect to the fiscal year ended December 31, 2003, the Company believes that during the year ended December 31, 2003, all of its Reporting Persons have complied with the reporting requirements.

--------------------------------------------------------------------------------
                       PROPOSAL II - STOCKHOLDER PROPOSAL
--------------------------------------------------------------------------------

     On November 3, 2003, the Company received a stockholder proposal from Mr. Norwood Blanchard. Mr. Blanchard's address is P.O. Box 1425, Burgaw, North Carolina 28425. As of the date of his proposal, and for at least the prior year, Mr. Blanchard held 1,686 shares of Common Stock. The following is the stockholder proposal that Mr. Blanchard requested be included in this proxy statement:

               That the total compensation package of all non officer directors be adjusted to the same level as the average amount paid by three similar sized (in total assets) banks. These comparable institutions to be picked from the mid-point pay wise of a reasonable number of institutions.

     Mr. Blanchard did not include a supporting statement with the stockholder proposal sent to the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board's current compensation is set forth on page 7 of this proxy statement. The Board of Directors annually reviews the compensation paid to its directors, who are also the directors of the Bank, and evaluates the appropriateness of such compensation. Prior to the receipt of the stockholder proposal, the Company had initiated an independent evaluation of its director compensation by a consultant with expertise in evaluating director compensation. The results of that study indicate that while the director compensation is slightly above that of its peer group, the consultant did not recommend reducing director compensation.

     The enactment of the Sarbanes-Oxley Act of 2002 and related corporate governance initiatives by the Nasdaq have imposed increased obligations and potential liability for directors of public companies. It is now more important than ever for the Company to maintain a competitive position in terms of director compensation in order to attract and retain highly qualified members to serve on the Board of Directors. In view of the changes, the consultant advised the Board of Directors that the director compensation of the Company's peers will likely increase and be at similar levels to the compensation paid to the Company's directors in the near future. The Board believes that in seeking to maintain director compensation levels commensurate with those of its peers and competitors, it is acting to protect the interests of its stockholders. Accordingly, the Board recommends a vote against this proposal.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

     The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, Morrow & Co., a proxy soliciting firm, will assist the Company in soliciting proxies for the meeting and will be paid a fee of approximately $4,000 plus reimbursement for out-of-pocket expenses. Proxies may also be solicited personally or by telephone or telegraph by directors, officers and regular employees of the Company and the Bank, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

     The Company's Annual Report to Stockholders for the year ended December 31, 2003, including financial statements, is being mailed to all stockholders of record as of the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

HOUSEHOLDING OF PROXY MATERIALS

     It is our policy to "household" annual reports, proxy materials and similar documents. Only one Annual Report to Stockholders and one Proxy Statement is being sent to multiple shareholders sharing a single address, unless the Company has received instructions to the contrary. We will continue to separately mail a proxy card for each registered stockholder account. You may request (in writing) for additional copies of proxy materials to: Investor Relations Department, Cooperative Bankshares, Inc., P.O. Box 600, Wilmington, NC 28402, telephone number 910-343-0181.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 201 Market Street, Wilmington, North Carolina 28401, no later than November 20, 2004. Any such proposal shall be subject to the requirements of the proxy rules adopted under the 1934 Act.

     Stockholder proposals to be considered at the Annual Meeting, other than those submitted pursuant to the Exchange Act, must be stated in writing and filed with the Secretary of the Company, not less than twenty days prior to the date of the Annual Meeting.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  Linda B. Garland
                                  Vice President and Secretary

Wilmington, North Carolina
March 29, 2004

--------------------------------------------------------------------------------
                           ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, COOPERATIVE BANKSHARES, INC., P.O. BOX 600, WILMINGTON, NORTH CAROLINA 28402.

--------------------------------------------------------------------------------

                                                                         ANNEX A

                             AUDIT COMMITTEE CHARTER
               OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
                          COOPERATIVE BANKSHARES, INC.
                    AS APPROVED BY THE BOARD OF DIRECTORS ON
                                FEBRUARY 18, 2004

I.       PURPOSE

The Audit Committee (the "Committee") will assist the Board of Directors of Cooperative Bankshares, Inc. (the "Corporation"), in fulfilling its oversight responsibilities. The Committee will oversee the accounting and financial reporting processes, audits of financial statements the system of internal controls, and the Corporation's process for monitoring compliance with laws and regulations. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, management and the internal and external auditors.

II.      STRUCTURE & MEMBERSHIP REQUIREMENTS

The Committee shall consist of three or more directors, each of whom is "independent" both as such term is defined in Section 10A(m)(3) of the
Securities Exchange Act of 1934, as amended (the "Act") and regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC"), the ("SEC Regulations"), or whose failure to be "independent" shall fall within one of the exemptions set forth in the Act and the SEC Regulations, and who is independent as defined under the rules of The Nasdaq Stock Market ("Nasdaq") as set forth in the National Association of Securities Dealers' Manual (the "Manual"). Each director shall be free from any relationship that, in the opinion of the Board of Directors, as evidenced by its annual selection of such Committee members, would interfere with the exercise of independent judgment as a Committee member. Each Committee member shall be able to read and understand financial statements (including the Corporation's balance sheet, income statement and cash flow statement). Additionally, at least one Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background resulting in the individual's financial sophistication, including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The members of the Committee may designate a Chair by majority of the full Committee membership. The Committee shall meet at least 4 times annually, or more frequently as circumstances dictate.

III. RESPONSIBILITIES

     A.   Documents/Reports Review

1. Review the Corporation's annual financial statements and any certification, report, opinion or review rendered by the independent accountants.

2. A member of the Committee will have quarterly communications with the independent accountants and a representative of the Accounting Department concerning matters of the types described in SAS No. 61 identified in connection with interim reviews. This discussion should be prior to the filing of the Form 10-Q or if that is not possible, the communication should be made as soon as possible.

3. Review any amendments or adjustments including the cause, to any reports or financial information submitted to any governmental body or the public.

4. Review the regular internal reports to management prepared by the internal auditing department and management's response.

     B.   Independent Accountants

1. The Committee is directly responsible for the oversight of the independent auditor and has sole authority and responsibility for their appointment, termination and compensation. The independent auditor will report directly to the Committee and the Committee will be responsible for the resolution of any disagreements between management and the independent auditor regarding financial reporting. The Committee shall pre-approve all audit fees and terms and all non-audit services provided by the independent auditor, and shall consider whether these services are compatible with the auditor's independence. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

2. The Committee has the authority and funding available to engage independent counsel and outside advisors when deemed necessary.

3. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

4. Periodically consult the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

     C.   Financial Reporting Processes

1. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

2. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles and underlying estimates as applied in its financial reporting.

3. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

     D.   Process Improvement

1. Establish regular and separate systems of reporting to the Committee by management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

2. Following completion of the annual audit, review separately with management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions of the scope of work or access to required information.

3. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

4. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

5. The Committee will establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters.

     E.   Legal Compliance

1.   Review  activities,   organizational  structure,   qualifications,   salary
     adjustments and performance evaluations of the internal audit department.

2.   Review legal compliance matters including investment trading policies.

3. Review any legal matter that could have a significant impact on the organization's financial statements.

4.   Perform  any  other   activities   consistent   with  this   Charter,   the
     Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

5. In keeping with NASDAQ Rule 4350(d)(1) the Committee will review and reassess the adequacy of this Charter not less than annually. In conducting this annual review, the Committee will assess compliance with NASDAQ Rule 4350, and appropriate banking regulations regarding Committee composition, independence, and scope of responsibilities.

                                 REVOCABLE PROXY
                          COOPERATIVE BANKSHARES, INC.
                           Wilmington, North Carolina

--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 30, 2004
--------------------------------------------------------------------------------

     The undersigned  hereby appoints Paul G. Burton,  H. Thompson King, III and
R. Allen Rippy of Cooperative Bankshares, Inc. (the "Company") with full powers of substitution, to act as proxies for the undersigned to vote all shares of the Company's common stock, $1.00 par value, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Hilton Wilmington Riverside, 301 North Water Street, Wilmington, North Carolina, on Friday, April 30, 2004 at 11:00 a.m., and at any and all adjournments thereof, as follows:

                                                                                                 VOTE
                                                              FOR              AGAINST         WITHHELD
                                                              ---              -------         --------
         1.       The election as directors of the nominees
                  listed below (except as marked to the       / /                / /             / /
                  contrary below).

                  James D. Hundley
                  O. Richard Wright, Jr.
                  Russell M. Carter

                  INSTRUCTION:  TO WITHHOLD YOUR
                  VOTE FOR ANY INDIVIDUAL NOMINEE,
                  INSERT THAT NOMINEE'S NAME ON THE LINE
                  PROVIDED BELOW.

                  --------------------------------------------
       The Board of Directors recommends a vote "FOR" nominees listed above.

         2.       The stockholder proposal.                 / /                  / /            / /


       The Board of Directors recommends a vote "AGAINST" the stockholder proposal.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY SHALL BE VOTED FOR EACH OF THE NOMINEES LISTED ABOVE AND AGAINST THE STOCKHOLDER PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE 2004 ANNUAL MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting, the Proxy Statement, and the Company's Annual Report to Stockholders for the Fiscal Year Ended December 31, 2003. The undersigned hereby revokes any and all proxies heretofore given with respect to the undersigned's shares of the Company's Common Stock.

Dated:                         , 2004
       ------------------------


----------------------------------             ---------------------------------
PRINT NAME OF STOCKHOLDER                      PRINT NAME OF STOCKHOLDER


----------------------------------             ---------------------------------
SIGNATURE OF STOCKHOLDER                       SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.